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                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY

                        36,510,000 SHARES OF COMMON STOCK
                           (Par Value $0.01 Per Share)

                            MAGUIRE PROPERTIES, INC.
                            (a Maryland Corporation)

                             UNDERWRITING AGREEMENT

                                                                   June 24, 2003

CREDIT SUISSE FIRST BOSTON LLC
CITIGROUP GLOBAL MARKETS INC.
DEUTSCHE BANK SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
UBS SECURITIES LLC
WACHOVIA SECURITIES, LLC
LEGG MASON WOOD WALKER, INCORPORATED
A.G. EDWARDS & SONS, INC.
RAYMOND JAMES & ASSOCIATES, INC.
As Representatives of the Several Underwriters
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, N.Y. 10013

Dear Sirs:

1. Introductory. Maguire Properties, Inc., a Maryland corporation (the "COMPANY"), Maguire Properties, L.P., a Maryland limited partnership (the "OPERATING PARTNERSHIP"), Maguire Properties Services, Inc., a Maryland corporation (the "SERVICES COMPANY," and together with the Company and the Operating Partnership, the "TRANSACTION ENTITIES"), each confirms its agreement with Credit Suisse First Boston LLC ("CSFB"), Citigroup Global Markets Inc. ("CITIGROUP") and each of the other underwriters named in SCHEDULE A hereto (the "UNDERWRITERS") for whom CSFB and Citigroup are acting as representatives (the "REPRESENTATIVES") with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of 36,510,000 shares (the "FIRM SECURITIES") of the Company's common stock, par value $0.01 per share (the "COMMON STOCK") and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of an option to purchase an aggregate of not more than 5,476,500 additional shares of Common Stock (the "OPTIONAL SECURITIES"), subject to the terms and conditions set forth below. The Firm Securities and the Optional Securities are herein collectively called the "OFFERED SECURITIES."

         On or prior to the First Closing Date (as hereinafter defined), the Company will complete a series of transactions (the "FORMATION TRANSACTIONS") described in the Prospectus (as hereinafter defined) under the captions "Structure and Formation of the Company" and "Certain Relationships and Related Transactions." As part of the Formation Transactions, (i) certain entities (the "PROPERTY PARTNERSHIPS") will contribute properties or interests therein to the Operating Partnership or its designee, or will merge into the Operating Partnership or its designee, in exchange for units of limited partnership of the Operating Partnership ("OP UNITS") or cash, (ii) certain persons will contribute their direct and

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indirect interests in certain Property Partnerships to the Operating Partnership or its designee in exchange for OP Units or cash, (iii) certain entities and individuals will contribute a portion of a third-party management business to the Services Company in exchange for OP Units, (iv) the Company will contribute the net proceeds from the public offering of the Offered Securities to the Operating Partnership in exchange for OP Units and (v) the Operating Partnership will purchase certain properties or interests therein from third parties for cash.

2. Representations and Warranties of the Transaction Entities. Each of the Transaction Entities, jointly and severally, represents and warrants to, and agrees with, the several Underwriters, that:

         (a) A registration statement on Form S-11 (No. 333-101170) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission (the "COMMISSION") and either
(i) has been declared effective under the Securities Act of 1933, as amended (the "ACT") and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If such registration statement ("INITIAL REGISTRATION STATEMENT") has been declared effective, either (i) an additional registration statement ("ADDITIONAL REGISTRATION STATEMENT") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("RULE 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (ii) such additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("RULE 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, the "EFFECTIVE TIME" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means: (i) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c); or (ii) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "EFFECTIVE TIME" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "EFFECTIVE DATE" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("RULE 430A(b)") under the Act, is hereinafter referred to as the "INITIAL REGISTRATION STATEMENT." The additional registration statement, as amended at its Effective

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Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "ADDITIONAL REGISTRATION STATEMENT." The Initial Registration Statement and the Additional Registration Statement are herein referred to collectively as the "REGISTRATION STATEMENTS" and individually as a "REGISTRATION STATEMENT." The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(b)") under the Act or (if no such filing is required) as included in a Registration Statement, is hereinafter referred to as the "PROSPECTUS." No document has been or will be prepared or distributed in reliance on Rule 434 under the Act. For purposes of this Agreement (other than in connection with any opinion given by counsel in Section 6 hereof, which hereby expressly excludes any copy filed via Electronic Data Gathering, Analysis and Retrieval System ("EDGAR")), all references to the Registration Statement, the Prospectus, any preliminary Prospectus, or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR.

         (b) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (i) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) on the Effective Date of the Additional Registration Statement (if any) each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each of the Registration Statement and the Prospectus conformed, or will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus only, in light of the circumstances under which they were made) not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, then on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus only in light of the circumstances under which they were made) not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. Each Prospectus and preliminary Prospectus delivered to the Underwriters and used in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (c) No stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of any

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of the Transaction Entities, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of any of the Transaction Entities, threatened by the Commission or by the state securities authority of any jurisdiction.

         (d) The Company has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Maryland, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and as general partner of the Operating Partnership to cause the Operating Partnership to enter into and perform the Operating Partnership's obligations under this Agreement, and under each of the Operating Partnership Agreement (as hereinafter defined), the Contribution Agreements (as hereinafter defined), the Option Agreements (as hereinafter defined), the Employment Agreements (as hereinafter defined) and the Noncompetition Agreements (as hereinafter defined)(together, the "FORMATION TRANSACTION AGREEMENTS"); and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or other), business, earnings, properties, assets, results of operations or prospects of the Transaction Entities and their subsidiaries taken as a whole, whether or not in the ordinary course ("MATERIAL ADVERSE EFFECT").

         (e) The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect, and has all power and authority necessary to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Formation Transaction Agreements to which it is a party. The Company is the sole general partner of the Operating Partnership. At the First Closing Date, the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended (the "OPERATING PARTNERSHIP AGREEMENT"), and the aggregate percentage interests of the Company and the limited partners in the Operating Partnership will be as set forth in the Prospectus; provided, that to the extent any portion of the over-allotment option described in Section 3 hereof is exercised at the First Closing Date, the percentage interest of the Company and of such limited partners in the Operating Partnership will be adjusted accordingly. Additionally, to the extent any portion of such over-allotment option is exercised subsequent to the First Closing Date, the Company will contribute the proceeds from the sale of the Optional Securities to the Operating Partnership in exchange for a number of OP Units equal to the number of Optional Securities issued.

         (f) The Services Company and each direct or indirect subsidiary listed on Schedule B hereto (the "MATERIAL SUBSIDIARIES") of the Company has been duly formed and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its assets and conduct its business as described in the Prospectus and to enter into and to perform its obligations under this Agreement and the Formation Transaction Agreements to which it is a party; and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect; all of its issued and outstanding capital stock or other ownership interests have been duly authorized and validly issued and are fully paid and non-assessable; and except as described in the Prospectus, at the First

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Closing Date its capital stock or other ownership interests will be owned by the
Company, directly or through subsidiaries, free and clear of any security interests, liens, mortgages, encumbrances, pledges, claims, defects or other restrictions of any kind (collectively, "LIENS"), except where such Liens would not reasonably be expected to have a Material Adverse Effect. None of such equity interests were issued in violation of the preemptive or other similar rights of any securityholder of each Material Subsidiary. There are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for equity interests or other securities of the Services Company or any Material Subsidiary of the Company. Schedule C hereto lists all direct and indirect subsidiaries of the Company.

         (g) The authorized capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus under the caption "Description of Securities" and the issued and outstanding capital stock of the Company, as of the First Closing Date, will be, in all material respects, as set forth in the Prospectus under the caption "Capitalization." None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as disclosed in the Prospectus: (i) except for shares of common stock reserved for issuance upon exchange or redemption of the OP Units or in connection with the Company's equity incentive plan described in the Prospectus (the "EQUITY INCENTIVE PLAN"), no shares of Common Stock are to be reserved for any purpose; (ii) except for the OP Units and options to purchase common stock under the Equity Incentive Plan, there are no outstanding securities convertible into or exchangeable for any shares of Common Stock; and (iii) except for options to purchase common stock under the Equity Incentive Plan, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of Common Stock or any other securities of the Company.

         (h) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and non-assessable, have been, or will be, offered and sold in compliance with all applicable federal and state securities laws and will conform, in all material respects, to the description thereof contained in the Prospectus. Upon payment of the purchase price and delivery of the Offered Securities in accordance herewith, the Underwriters will receive good, valid and marketable title to the Offered Securities, free and clear of all Liens. The form of the certificates to be used to evidence the Offered Securities will, at the First Closing Date, be in due and proper form and will comply with all applicable legal requirements, the requirements of the charter and bylaws of the Company and the requirements of the New York Stock Exchange, Inc. (the "NYSE").

         (i) The OP Units issued or to be issued in connection with the Formation Transactions, including, without limitation, the OP Units to be issued to the Company, have been duly authorized for issuance by the Operating Partnership to the holders or prospective holders thereof, and at the First Closing Date will be validly issued and fully paid. The OP Units will be exempt from registration or qualification under the Act and applicable state securities laws. None of OP Units will be issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership. Except for OP Units to be issued in the Formation Transactions, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or other securities of the Operating Partnership other than the Option Agreements.

         (j) Except as disclosed in the Prospectus, and except for compensation payable under employment, consulting and other contracts listed on Schedule D hereto, there are no contracts, agreements or understandings between the Transaction Entities and any person that would give rise to a valid claim against the Transaction Entities or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering or the Formation Transactions.

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         (k)      Except for the Registration Rights Agreements to be entered into on the Closing Date between the Company and certain contributors and optionors in the Formation Transactions (the "REGISTRATION RIGHTS AGREEMENTS"), there are no contracts, agreements or understandings between the Transaction Entities and any person granting such person the right to require the Transaction Entities to file a registration statement under the Act with respect to any securities of the Transaction Entities owned or to be owned by such person or to require the Transaction Entities to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Transaction Entities under the Act.

         (l) The issuance and sale by the Company of shares of Common Stock (other than the Offered Securities) and options to purchase Common Stock at or prior to the First Closing Date are exempt from the registration requirements of the Act and applicable state securities laws.

         (m) None of the Transaction Entities (i) is in violation of its charter or by-laws or other similar organization documents or (ii) is in default (whether with or without the giving of notice or passage of time or both) in the performance or observance of any obligation, agreement, term, covenant or condition contained in a contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease (under which such Transaction Entity or a subsidiary is landlord or otherwise), ground lease or air space lease (under which such Transaction Entity or a subsidiary is tenant), development agreement, reciprocal easement agreement, deed restriction, hotel management agreement, parking management agreements, or other agreement or instrument to which it is a party or by which it or any of them is a party or may be bound, or to which any of the Properties (as hereinafter defined) or any of its property or assets of such Transaction Entity is subject (collectively, "AGREEMENTS AND INSTRUMENTS"),
(iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or the Properties or any of its other properties or assets may be subject, except for such defaults or violations that would not reasonably be expected to have a Material Adverse Effect.

         (n) No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court or any third party is required for the consummation of the transactions contemplated by this Agreement or the Formation Transaction Agreements, except as have been obtained or made under the Act and as may be required under state securities laws, or such consents, approvals, authorizations, orders, filings or registrations that will be obtained or completed by the First Closing Date, or that the absence of which, individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         (o) Except as disclosed in the Prospectus, the execution, delivery and performance of this Agreement by the Company and the Operating Partnership and the consummation of the transactions contemplated hereby, including the Formation Transactions, do not and will not (whether with or without the giving of notice or passage of time or both) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or give rise to any right of termination, acceleration, cancellation, repurchase or redemption) or Repayment Event (as hereinafter defined) under, or result in the creation or imposition of a Lien upon any property or assets of the Transaction Entities or any subsidiary thereof pursuant to, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Transaction Entities or any of their subsidiaries or any of their properties, assets or business to be owned by them following completion of the Formation Transactions; (ii) any term, condition or provision of any Agreements or Instruments; or (iii) the charters, by-laws or other organizational documents, as applicable, of the Transaction Entities or any of the Material Subsidiaries (except for such conflicts, breaches, violations or defaults that (with response to subclauses (i) and (ii) above) (1) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (2) relate to mortgage indebtedness to be repaid in full or

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equity interests to be purchased in full, with a portion of the net proceeds from the sale of the Offered Securities, or in connection with the Refinancing Transactions (as described in the Prospectus) or in connection with the Formation Transactions, as reflected in the "Use of Proceeds" section of the Prospectus; provided, however, that the parties hereto acknowledge that Disney Enterprises has "piggyback" rights in connection with the Company's purchase of the 70% interest in Glendale Center not currently held by affiliates of the Transaction Entities. As used herein, "REPAYMENT EVENT" means any event or condition which, without regard to compliance with any notice or other procedural requirements, gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

         (p) (1) Each of this Agreement, the Management Agreements, the Lock-Up Agreements (as defined below) and the Formation Transaction Agreements has been duly and validly authorized, executed and delivered by each of the Transaction Entities party thereto (and, to the knowledge of the Transaction Entities, by each other party thereto with respect to the Noncompetition Agreements, Employment Agreements and Lock-Up Agreements) and, each of the Management Agreements, Contribution Agreements, Option Agreements and the Operating Partnership Agreement is a valid and binding agreement of each of the Transaction Entities that are parties thereto, enforceable against such Transaction Entity (and, to the knowledge of the Transaction Entities, against each other party thereto with respect to the Noncompetition Agreements, Employment Agreements and Lock-Up Agreements) in accordance with its terms, except (i) to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws now or hereafter in effect relating to or affecting creditors' rights, (ii) as limited by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefore may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision requiring the payment of attorney's fees, except to the extent that a court determines such fees to be reasonable. For purposes of this Agreement, (i) "CONTRIBUTION AGREEMENTS" shall mean the contribution, option, purchase and other agreements by and among the Operating Partnership and the various contributing individuals and entities named therein providing for the contribution of the Properties or interests therein and certain other assets (as hereinafter defined) to the Operating Partnership or its subsidiaries; (ii) "MANAGEMENT AGREEMENTS" shall mean the management and related agreements listed on Schedule E by and between the Operating Partnership or Services Company, as applicable, and the Company, the Operating Partnership or any Material Subsidiary thereof; (iii) "EMPLOYMENT AGREEMENTS" shall mean the employment agreements between the Operating Partnership and each of Robert F. Maguire III, Richard Gilchrist, Dallas Lucas, Mark Lammas and Tony Morales (collectively, the "KEY OFFICERS"); (iv) "NONCOMPETITION AGREEMENTS" shall mean the noncompetition agreements between the Company and each of Robert F. Maguire III and Richard Gilchrist; (v) "OPTION AGREEMENTS" shall mean the agreements pursuant to which the Company may acquire the properties identified in the Prospectus as Option Properties (the "OPTION PROPERTIES") and (vi) "LOCK UP AGREEMENTS" shall mean at the First Closing Date, the lock up agreements by each of the Operating Partnership and the Key Officers. The Formation Transaction Agreements are sufficient to effect the transfer to the Company or Operating Partnership of all direct or indirect interests in the Properties and other assets specified therein and as described in the Prospectus upon payment of the consideration therefor.

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         (q)      The Transaction Entities and the Material Subsidiaries possess adequate certificates, authorities, licenses, consents, approvals, permits and other authorizations ("LICENSES") issued by appropriate governmental agencies or bodies or third parties necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such Licenses that, if determined adversely to the Transaction Entities or any of the Material Subsidiaries, would individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. The Transaction Entities and the Material Subsidiaries are in material compliance with the terms and conditions of all such Licenses except as would not reasonably be expected to have a Material Adverse Effect.

         (r) The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries (including any predecessor entities) at the dates indicated, and the results of operations, owners' equity and cash flows of the Company and its consolidated subsidiaries (including any predecessor entities) for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved; said financial statements have been prepared on a consistent basis with the books and records of the Company and its consolidated subsidiaries (including any predecessor entities). The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The unaudited pro forma condensed consolidated financial statements and the related notes thereto included in the Registration Statement and the Prospectus have been prepared in accordance with the applicable requirements of Rules 11-01 and 11-02 of Regulation S-X under the Act, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, and the related adjustments used therein give appropriate effect to the transactions and circumstances referred to therein and the pro forma columns therein reflect the proper application of these adjustments to the corresponding historical financial statement amounts. Other than the historical and pro forma financial statements (and schedules) included in the Registration Statement and Prospectus, no other historical or pro forma financial statements (or schedules) are required by the Act or the Rules and Regulations to be included therein.

         (s) The accountants who certified the financial statements and supporting schedules included in the Registration Statement and delivered the initial letter referred to in Section 6(a) hereof, are independent public accountants as required by the Act and the Rules and Regulations.

         (t) Commencing with the taxable year ending December 31, 2003, the Company will be organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a "REIT") under the Internal Revenue Code 1986, as amended (the "CODE"), and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

         (u) The Transaction Entities and each of the Material Subsidiaries (including any predecessor entities) have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not, upon consummation of the Formation Transactions, reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that (i) is currently being contested in good faith, (ii) would not individually or

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in the aggregate reasonably be expected to have a Material Adverse Effect or
(iii) as described in or contemplated by the Prospectus.

         (v) Except as disclosed in the Prospectus, to the knowledge of the Transaction Entities, there is no pending or threatened special assessment, tax reduction proceeding or other action which could increase or decrease the real property taxes or assessments of any Property, which, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (w) The Transaction Entities, Property Partnerships and each of their subsidiaries (including any predecessor entities) have not distributed, and prior to the later of the First Closing Date and the completion of the distribution of the Offered Securities, will not distribute, any offering material in connection with the offering or sale of the Offered Securities other than the Registration Statement, the Prospectus or any other materials, if any, permitted by the Act (which were disclosed to the Representatives and their counsel).

         (x) Each Transaction Entity is in compliance, in all material respects, with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA other than an event for which the notice requirements have been waived by regulations) has occurred with respect to any "pension plan" (as defined in ERISA) for which any Transaction Entity would have any liability; no Transaction Entity has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Code including the regulations and published interpretations thereunder; and each "pension plan" for which any Transaction Entity would have any liability that is intended to be qualified under Section 401 (a) of the Code has received a favorable determination letter from the Internal Revenue Service that such plan is so qualified in all material respects and, except to the knowledge of the Transaction Entities, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where such non-compliance, reportable events, liabilities or failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

         (y) The assets of the Transactions Entities and their subsidiaries do not constitute "plan assets" of an ERISA regulated employee benefit plan.

         (z) At the First Closing Date, the Company will be a "real estate operating company" as such term is defined in paragraph (e) of the plan assets regulation in 29 C.F.R. Section 2510.3-101, or will be an "operating company" as defined in the first sentence of paragraph (c) thereof.

         (aa) (1) Upon consummation of the Formation Transactions: (x) except with respect to the 70% interest in Glendale Center, which the Operating Partnership has a contract to acquire and which is expected to be consummated shortly after the First Closing Date, the Transaction Entities or their subsidiaries will have fee simple title (or in the case of Plaza Las Fuentes and Cerritos Corporate Center, Phase I and II, a leasehold interest) to all of the properties described in the Prospectus as owned or leased by them (the "PROPERTIES"), in each case, free and clear of all Liens except such as (i) are set forth in the Title Reports listed on Schedule F hereto (the "TITLE REPORTS"); (ii) are disclosed in the Prospectus, (iii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(y) Maguire Partners - Glendale, LLC will own 30% of the member interests of Maguire Partners - Glendale Center, LLC; (z) Maguire Partners - Glendale LLC has entered into a letter of intent with BankAmerica Realty Services, Inc. to acquire all of the remaining member interests in Maguire Partners - Glendale Center, LLC on or before July 15, 2003 (or as may be extended pursuant to the terms thereof); (2) none of the Transaction Entities nor any Material Subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and none of the Transaction Entities nor any Material Subsidiary knows of any such condemnation or zoning change which is threatened and which if consummated would reasonably be expected to have a Material Adverse Effect; (3) true, correct and complete copies of the leases, exhibits, schedules or other documents that comprise the leases described in the "Business and Properties" section of the Prospectus where the tenant has been specifically identified (the "MAJOR LEASES") have been provided to the Underwriters or their counsel; (4) there are no other material agreements between any Transaction Entity and a tenant under a Major Lease relating to any of the Properties; (5) except as described in the Prospectus, reflected in the Pro Forma Financial Statements or as disclosed in any tenant estoppel certificates: (i) to the knowledge of the Transaction Entities, none of the Major Leases has been assigned; (ii) no brokerage fees, commissions or any similar payments are owed or payable by the lessor under any of the Major Leases to any third party in connection with the existence or execution thereof, or in connection with any renewal, expansion or extension of any Major Leases which has occurred prior to, or may occur after, Closing Date, except as will be reserved for from proceeds as reflected in "Use of Proceeds" section of the Prospectus; (iii) to the knowledge of the Transaction Entities, all of the Major Leases, and, all guaranties related thereto, if any, are in full force and effect; (iv) no rentals or other amounts due under the Major Leases have been paid more than one
(1) month in advance; (v) no tenant has asserted in writing any defense or set-off against the payment of rent in connection with the Major Leases nor has any tenant contested any tax, operating cost or other escalation payment or occupancy charge, or any other amounts payable under its Major Leases; (vi) to the knowledge of the Transaction Entities, all tenants, licensees, franchisees or other parties under the Major Leases are in possession of their respective premises; (vii) to the knowledge of the Transaction Entities, except for the mortgage loans encumbering the Properties and described in the Prospectus, none of the Major Leases has been assigned, mortgaged, pledged, sublet, hypothecated or otherwise encumbered; (viii) no Transaction Entity has waived in writing any material provision under any Major Lease; (ix) to the knowledge of the Transaction Entities, there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default, by any tenant under any of the terms and provisions of the Major Leases; (x) no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease.

         (bb) To the knowledge of the Transaction Entities, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property.

         (cc) Except as set forth in the Registration Statement and the Prospectus, the mortgages and deeds of trust encumbering the Properties and assets described in the Prospectus are not convertible and neither the Transaction Entities, any of their subsidiaries, nor any person affiliated therewith holds a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Transaction Entities or any of their subsidiaries. None of the Transaction Entities or any of their subsidiaries hold participating interests in such mortgages or deeds of trust.

         (dd) Except as described or referred to in the Prospectus, at the First Closing Date, the Operating Partnership and any Material Subsidiary that owns, or leases under ground leases, real property will have obtained title insurance on the fee interests (or leasehold interests in the case of Plaza Las Fuentes and Cerritos Corporate Center, Phases I and II) in each of the Properties covering such risks and in amounts that are commercially reasonable for the assets owned by them, and in each case such title insurance is in full force and effect. Neither the Transaction Entities nor any of the Material Subsidiaries has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

         (ee) Except as otherwise disclosed in the Prospectus or in the environmental reports previously delivered to the Representatives or their counsel and listed on SCHEDULE G hereto (the "ENVIRONMENTAL REPORTS"), (j) to the best knowledge of the Transaction Entities, the Transaction Entities and their subsidiaries have been and are in material compliance with, and neither the Transaction Entities nor their subsidiaries have any material liability under, applicable Environmental Laws (as hereinafter defined); (ii) neither the Transaction Entities, any of their subsidiaries, nor, to the best knowledge of the Transaction Entities, any prior owners or occupants of the property at any time or any other party has at any time released (as such term is defined in Section 101 (22) of CERCLA (as hereinafter defined)) or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties or other assets owned by the Transaction Entities or their subsidiaries, except for such releases as would not be reasonably likely to cause the Transaction Entities to incur material liability; (iii) the Transaction Entities do not intend to use the Properties or other assets owned by the Transaction Entities or their subsidiaries other than in compliance with applicable Environmental Laws, (iv) neither the Transaction Entities nor any of their subsidiaries know of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to the Properties or onto lands or other assets owned by the Transaction Entities or their subsidiaries from which Hazardous Materials might seep, flow or drain into such waters; (v) neither the Transaction Entities nor any of their subsidiaries has received any written notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law by any governmental or quasi-governmental body or any third party with respect to the Properties or the assets described in the Prospectus or arising out of the conduct of the Transaction Entities or their subsidiaries, except for such claims that would not be reasonably likely to cause the Transaction Entities to incur material liability and that would not require disclosure pursuant to Environmental Laws or federal or state laws regulating the issuance of securities; (vi) to the best knowledge of the Transaction Entities, none of the Properties are included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the "EPA") or to the best of the Transaction Entities' knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other federal, state or local governmental authority having or claiming jurisdiction over the Properties and other assets described in the Prospectus. Except as otherwise disclosed in the Prospectus or in the Environmental Reports, to the knowledge of the Transaction Entities, there have been no and are no (i) aboveground or underground storage tanks; (ii) polychlorinated biphenyls ("PCBs") or PCB-containing equipment; (iii) asbestos or asbestos containing materials; (iv) lead based paints; or (v) dry-cleaning facilities in, on, under, or about any Property owned by the Transaction Entities or their subsidiaries.

         As used herein, "Hazardous Material" shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, asbestos or any hazardous material as defined by any federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S) (S) 9601-9675 ("CERCLA"), the Hazardous Materials Transportation Act, as amended, 49 U.S.C.
(S) (S) 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. (S) (S) 6901-K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. (S) (S) 11001-11050, the Toxic Substances Control Act, 15 U.S.C.
(S) (S) 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. (S) (S) 136-136y, the Clean Air Act, 42 U.S.C. (S) (8)7401-7642, the
Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. (S) (S) 1251-1387, and the Safe Drinking Water Act, 42 U.S.C. (S) (S) 300f-300j-26, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to any of the foregoing (individually, an "ENVIRONMENTAL LAW" and collectively "ENVIRONMENTAL LAWS").

         (ff) None of the environmental consultants that prepared the Environmental Reports with respect to any of the Properties was employed for such purpose on a contingent basis or has any substantial interest in the Transaction Entities or any of their subsidiaries, and none of them nor any of their directors, officers or employees is connected with the Transaction Entities or any of their subsidiaries as a promoter, selling agent, voting trustee, director, officer or employee.

         (gg) The Offered Securities have been approved for listing on The New York Stock Exchange subject to official notice of issuance.

         (hh) No labor dispute with the employees of the Transaction Entities or any subsidiary exists or, to the knowledge of the Company, is imminent that might reasonably be expected to have a Material Adverse Effect.

         (ii) The Transaction Entities and their subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Transaction Entities or any of their subsidiaries, would reasonably be expected to have a Material Adverse Effect.

         (jj) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Transaction Entities, any of the Material Subsidiaries or any of the Properties or other assets that, if determined adversely to the Transaction Entities or any of the Material Subsidiaries, would reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Transaction Entities to perform their obligations under this Agreement, the Formation Transaction Agreements or the transactions contemplated therein; and no such actions, suits or proceedings are threatened or, to the Transaction Entities' knowledge, contemplated.

         (kk) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus (1) there has been no material adverse change, nor any development or event involving a prospective material adverse change, individually or in the aggregate, in the condition (financial or other), business, properties, earnings, results of operations or prospects of the Company and its subsidiaries taken as a whole whether or not in the ordinary course; or (2) there have been no transaction entered into by the Company or any of its subsidiaries which are material with respect to the Company and its subsidiaries considered as one entity.

         (ll) No Transaction Entity is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, no Transaction Entity will be, an "investment company" as defined in the Investment Company Act of 1940, as amended.

         (mm) There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

         (nn) No relationship, direct or indirect, exists between or among any of the Transaction Entities on the one hand, and the directors, officers, stockholders, customers or suppliers of the

Transaction Entities on the other hand, which is required to be described in the Prospectus which is not so described.

         (oo) Each Transaction Entity (i) makes and keeps books and records that are accurate in all material respects and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

         (pp) Except as stated in this Agreement and in the Prospectus, none of the Transaction Entities nor any of their respective officers, directors, members or controlling persons has taken, or will take, directly or indirectly, any action designed to or that might reasonably be expected to result in a violation of Regulation M under the Exchange Act or cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Offered Securities.

         (qq) The Company intends to apply the net proceeds from the sale of the Offered Securities being sold by the Company in accordance with the description set forth in the Prospectus under the heading "Use of Proceeds."

         (rr) Each of the Operating Partnership and any other Material Subsidiary that is a partnership or a limited liability company has been properly classified either as a partnership or as an entity disregarded as separate from the Company for Federal income tax purposes throughout the period from its formation through the date hereof.

         (ss) There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by the Company of interests in assets or real property that is required to be described in the Prospectus that is not already so described.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of $17.8125 per share, the respective numbers of shares of Firm Securities set forth opposite the names of the Underwriters in SCHEDULE A hereto.

         The Company will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSFB and Citigroup drawn to the order of Maguire Properties, Inc. at the office of Latham & Watkins LLP, 633 W. Fifth Street, Suite 4000, Los Angeles, CA 90071, at 11:00 a.m., New York time, on June 27, 2003, or at such other time not later than seven full business days thereafter as CSFB, Citigroup and the Company determine, such time being herein referred to as the "FIRST CLOSING DATE." For purposes of Rule 15c6-l under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFB and Citigroup request and will be made available for checking and packaging at the above office of Clifford Chance US LLP at least 24 hours prior to the First Closing Date.

         In addition, upon written notice from CSFB and Citigroup given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per share to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter's name bears to the total number of shares of Firm Securities (subject to adjustment by CSFB and Citigroup to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFB and Citigroup to the Company.

         Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "OPTIONAL CLOSING DATE," which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by CSFB and Citigroup but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSFB and Citigroup drawn to the order of Maguire Properties, Inc., at the office of Latham & Watkins LLP. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CSFB and Citigroup requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the office of Latham & Watkins LLP at a reasonable time in advance of such Optional Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

         (a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement.

         The Company will advise CSFB and Citigroup promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 p.m., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by CSFB and Citigroup.

         (b) The Company will advise CSFB and Citigroup promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the

Initial Registration Statement, the Additional Registration Statement (if any), the Prospectus or any preliminary Prospectus and will not effect such amendment or supplementation without CSFB and Citigroup's consent; and the Company will also advise CSFB and Citigroup promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

         (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify CSFB and Citigroup of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFB and Citigroup's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

         (d) As soon as practicable, but not later than the Availability Date (as hereinafter defined), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "AVAILABILITY DATE" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "AVAILABILITY DATE" means the 90th day after the end of such fourth fiscal quarter.

         (e) The Company will furnish to the Representatives copies of each Registration Statement (three of which will be signed and will include all exhibits), each related preliminary Prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFB and Citigroup request. The Prospectus shall be so furnished on or prior to 3:00 p.m., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents. The aforementioned documents furnished to the Underwriters or to any dealer shall be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (f) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.

         (g) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFB and Citigroup designate and will continue such qualifications in effect so long as required for the distribution.

         (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of accountants, printers and counsel) incurred in connection with (1) the registration of the Offered Securities; (2) the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFB and Citigroup designates and the printing of memoranda relating thereto (including any fees of Underwriters' counsel (in an amount not to exceed $10,000)); (3) for the filing fee incident to the review by the National Association of Securities Dealers, Inc. (the "NASD") of the Offered Securities; (4) for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities; (5) for the preparation, issuance and delivery of the Offered Securities to the Underwriters, including any stock or other transfer, taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Offered Securities to the Underwriters; (6) the fees and expenses (x) of any transfer agent or registrar and (y) incurred in connection with the listings of the Offered Securities on the NYSE and; (7) for expenses incurred in preparing, printing, filing and distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters. To the extent that the Company has paid for legal fees and expenses of the Representatives prior the date hereof, such amounts will be a credit against amounts owing by the Company to the Underwriters under this Agreement.

         (i) For a period of one year after the date of the initial public offering of the Offered Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement (except a registration statement on Form S-8 relating to the Amended and Restated 2003 Incentive Award Plan or S-4 relating to an acquisition or another entity) under the Act relating to, any additional shares of its Offered Securities or securities convertible into or exchangeable or exercisable for any shares of its Offered Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFB and Citigroup, other than (1) grants of stock options or restricted stock to employees, consultants or directors pursuant to the terms of a plan in effect on the date hereof, (2) issuances of Offered Securities pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof, (3) issuances of Offered Securities pursuant to the Company's dividend reinvestment plan (if any) or (4) issuances of Offered Securities in connection with other acquisitions of real property or real property companies.

         (j) The Company will use its best efforts to meet the requirements to qualify, for the taxable year ending December 31, 2003, for taxation as a REIT under the Code.

         (k) The Company will use its best efforts to effect the listing of the Common Stock (including the Offered Securities) on the NYSE.

         (l) During the period when the Prospectus is required to be delivered under the Act or the Exchange Act, the Company will (1) comply with all provisions of the Act and the Rules and Regulations and (2) file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.

         (m) The Company will take such steps as shall be necessary to ensure that neither the Company nor the Operating Partnership shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

         (n) The Company will file with the Commission such reports as may be required pursuant to Rule 463 of the Rules and Regulations.

         (o) Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus, neither the Company nor the Operating Partnership will (1) take, directly or indirectly, any action designated to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities; (2) until the Closing Date, (2) sell, bid for or purchase the Offered Securities or pay any person any compensation for soliciting purchases of the Offered Securities; or (3) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Transaction Entities herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

         (a) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of KPMG LLP ("KPMG") confirming that they are independent public accountants within the meaning of the Act and the applicable Rules and Regulations and stating to the effect that:

                  (i) in their opinion the financial statements examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations;

                  (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements included in the Registration Statements (as hereinafter defined);

                  (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Maguire Predecesser (as such term is defined in the Registration Statement), inquiries of officials of the Maguire Predecesser who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                           (A)      the unaudited financial statements, included
in the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

                           (B)      at the date of the latest available balance
sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Maguire Predecesser and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in combined net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                           (C)      for the period from the closing date of the
latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in combined total revenues or combined net income.

except in all cases set forth in one of the above clauses for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                  (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Maguire Predecesser and its subsidiaries subject to the internal controls of the Maguire Predecesser's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

         For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, "REGISTRATION STATEMENTS" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration is subsequent to such execution and delivery, "REGISTRATION STATEMENTS" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "PROSPECTUS" shall mean the prospectus included in the Registration Statements.

         (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFB and Citigroup. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by CSFB and Citigroup. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

         (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred: (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties, earnings, results of operations or prospects of the Company and its subsidiaries taken as one enterprise, whether or not in the ordinary course, which, individually or in the aggregate, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market;
(vi) any banking moratorium declared by U.S. Federal or New York authorities;
(vii) any major disruption of settlements of securities or clearance services in the United States; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity, crisis or emergency if, in the sole judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity, crisis or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

         (d) The Representatives shall have received an opinion, dated such Closing Date, of Latham & Watkins LLP, special securities law counsel for the Company, to the effect that:

                  (i) Based solely on certificates from public officials, such counsel confirms that the Company is qualified to do business in California;

                  (ii) Based solely on certificates from public officials, such counsel confirms that the Operating Partnership is qualified to do business in California;

                  (iii) Based solely on certificates from public officials, such counsel confirms that the Services Company is qualified to do business in California;

                  (iv) Each Material Subsidiary is a limited liability company with power and authority to own its assets and to conduct its business as described in the Registration Statement and the Prospectus. Based on certificates from public officials, such counsel confirms that each Material Subsidiary is in good standing under the laws of the State of Delaware and is qualified to do business in California. Based solely on an officer's certificate, each of the operating agreements of the Material Subsidiaries is in full force and effect;

                  (v) No registration of the shares of Common Stock or options to purchase shares of Common Stock under the Act or the California Corporate Securities Laws of 1968 is required for the issuance of the Common Stock and options to certain executive officers and directors of the Company in the manner contemplated by the Employment Agreements. No registration of the OP Units under the Act or the California Corporate Securities Laws of 1968 is required for the issuance of the OP Units in the manner contemplated by the Contribution Agreements and the Option Agreements;

                  (vi) With the consent of the Representatives based solely on a certificate of an officer of the Company and the Operating Partnership as to factual matters, each of the Company and the Operating Partnership is not, and immediately after giving effect to the sale of the Offered Securities in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption "USE OF PROCEEDS" will not be required to be registered as, an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                  (vii) The execution and delivery of the Underwriting Agreement by the Transaction Entities, the issuance and sale of the Offered Securities by the Company to the Underwriters pursuant to the Underwriting Agreement on the date hereof, and the execution and delivery by each Transaction Entity which is a party thereto of, and the consummation of the transactions contemplated by, the Contribution Agreements, Option Agreements and Management Agreements by each Transaction Entity which is a party thereto, do not:

                           (A)      conflict with, result in the breach or
violation of or constitute a default under any of the agreements filed as exhibits to the Registration Statement or the documents listed on Schedule H hereto;

                           (B)      violate any federal or California statute,
rule or regulation applicable to any such Transaction Entities;

                           (C)      violate the provisions of the operating
agreements of the Material Subsidiaries; or

                           (D)      require any consents, approvals or
authorizations to be obtained by any such Transaction Entities, or any registrations, declarations or filings to be made by such Transaction Entities, in each case, under any federal or California statute, rule or regulation applicable to the Transaction Entities that have not been obtained or made;

                  (viii) The Registration Statement has become effective under the Act. With the consent of the Representatives, based solely on telephonic confirmation by a member of the Staff of the Commission on the date of such opinion, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. Any required filing of the Prospectus pursuant to Rule 424 under the Act has been made in accordance with Rule 424 under the Act;

                  (ix) To the best knowledge of such counsel, there are no contracts, documents, statutes or regulations of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed. Based solely on the procedures stated therein to which the Representatives have consented, there are no or legal or governmental proceedings of a character required to be described in the Registration Statement or Prospectus that are not so described;

                  (x) The Registration Statement, as of the date it was declared effective, and the Prospectus, as of its date, complied as to form in all material respects with the requirements for registration statements on Form S-11 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that such counsel need express no opinion with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, or omitted from, the Registration Statement or Prospectus. In passing upon the compliance as to form of the Registration Statement and the Prospectus, we have assumed that the statements made therein are correct and complete;

                  (xi) Each Contribution Agreement, Management Agreement and Option Agreement constitutes a legally valid and binding obligation of each Transaction Entity which is a party thereto, enforceable against such Transaction Entity which is a party thereto in accordance with its terms;

                  (xii) The statements in the Prospectus under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Material Provisions of Consolidated Secured Indebtedness to be Outstanding After this Offering," "Management--Non-Competition Agreements," "Business and Properties--Legal Proceedings," "Certain Relationships and Related Transactions--Description of Contribution Agreements, Tax Indemnity and Debt Guarantees" and "Option Agreements," "Shares Eligible for Future Sale," and "ERISA Considerations," insofar as they purport to describe or summarize certain provisions of the agreements, statutes, regulations or the subject legal proceedings referred to therein, are accurate descriptions or summaries in all material respects;

                  (xiii) Except for the Registration Rights Agreements, to the best knowledge of such counsel no Transaction Entity is a party to any agreement that would (a) require the inclusion in the Registration Statement of shares of Common Stock of the Company owned by any person or entity other than the Company or (b) entitle such person to require the Company to file a registration statement under the Act with respect to any securities of the Company; and

         In rendering such opinions, such counsel may limit its opinions to the federal laws of the United States of America and the laws of the State of California, and matters specifically governed thereby. In rendering such opinions, such counsel may also rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

         In addition, such counsel shall state that:

                  The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, (except to the extent expressly set forth in the numbered paragraph 14 of our opinion letter to you of even date), and have not made an independent check or verification thereof (except as aforesaid). However, in the course of acting as counsel to the Company in connection with the preparation by the Company of the Registration Statement and Prospectus, we reviewed the Registration Statement, and the Prospectus, and participated in conferences and telephone conversations with officers and other representatives of the Company, the independent public accountants for the Company, your representatives, and your counsel, during which conferences and conversations the contents of the Registration Statement and the Prospectus and related matters were discussed. We also reviewed and relied upon certain corporate records and documents, and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

                  Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included in, or omitted from, the Registration Statement or the Prospectus. In addition, in rendering such negative assurance letter, counsel may assume the accuracy of the opinion of Gibson, Dunn & Crutcher LLP, special environmental counsel of the Company, dated as of the Closing Date, with respect to environmental matters.

         (e) The Representatives shall have received an opinion, dated such Closing Date, of Latham & Watkins LLP, special tax counsel for the Company, to the effect that:

                  (i) The statements in the Prospectus under the caption "Federal Income Tax Considerations" and "Restrictions on Ownership of Stock" insofar as they purport to describe or summarize certain provisions of the agreements, statutes, regulations and other legal matters referred to therein, are accurate descriptions or summaries in all material respects;

                  (ii) Commencing with its taxable year ending December 31, 2003, the Company will be organized in conformity with the requirements for qualification and taxation as a real estate investment trust (a "REIT") under the Internal Revenue Code 1986, as amended (the "CODE"), and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code; and

                  (iii) The Operating Partnership is classified as a partnership for United States federal income tax purposes and not as (a) an association taxable as a corporation or (b) a "publicly traded partnership" taxable as a corporation under Section 7704 (a) of the Code.

         In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. In addition, in rendering such opinion, counsel may rely on and assume the accuracy of an opinion of Venable, Baejter and Howard, LLP ("Venable"), special Maryland counsel of the Company, dated as of the Closing Date, with respect to certain matters of Maryland law.

         (f) Opinion of General Maryland Counsel of Company. The Representatives shall have received an opinion, dated such Closing Date, of Venable, special Maryland counsel of the Company, to the effect that:

                  (i) The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT. The Company has the corporate power to own its properties and to conduct its business in all material respects as described in the Prospectus under the caption "Business and Properties", and to enter into and perform its obligations under the Underwriting Agreement and the Formation Transaction Agreements.

                  (ii) The Operating Partnership is a limited partnership duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT. The Operating Partnership has the limited partnership power to own its properties and to conduct its business in all material respects as described in the Prospectus under the caption "Business and Properties," and to enter into and perform its obligations under the Underwriting Agreement and the Formation Transaction Agreements to which it is a party. The Company is the sole general partner of the Operating Partnership, and the aggregate percentage interests of the Company and the limited partners in the Operating Partnership will be as set forth in the Prospectus.

                  (iii) The Services Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT. The Services Company has the corporate power to own its assets and to conduct its business in all material respects as described in the Prospectus under the caption "Business and Properties," and to enter into and perform its obligations under the Underwriting Agreement and the Formation Transaction Agreements to which it is a party. As of the date hereof, immediately prior to the issuance of the Shares, the issued and outstanding shares of stock of the Services Company (the "Services Company Outstanding Shares") have been duly authorized and validly issued and are fully paid and non-assessable. The Operating Partnership is the sole stockholder of record of the Services Company Outstanding Shares. The issuance of the Services Company Outstanding Shares by the Services Company is not subject to preemptive or other similar rights arising under the Maryland General Corporation Law (the "MGCL"), the Services Company Charter or the Services Company Bylaws or, based solely on the Officers Certificate (as defined in such counsel's opinion) and upon any facts otherwise known to such counsel, any agreement or other instrument to which the Services Company is a party known to such counsel. Based solely on the Officers Certificate (as defined in such counsel's opinion) and upon any facts otherwise known to such counsel, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for securities of such subsidiary.

                  (iv) The Company has an authorized capitalization as set forth in the Prospectus under the captions "Prospectus Summary-This Offering" and "Capitalization," and the issued and outstanding shares of Common Stock (other than the Shares) (the "Company Outstanding Shares") have been duly authorized and validly issued and are fully paid and non-assessable. The terms of the Common Stock conform, in all material respects, to the statements and descriptions related thereto contained in the Prospectus. The issuance of the Company Outstanding Shares by the Company is not subject to preemptive or other similar rights arising under the MGCL, the Company Charter or the Company Bylaws or, based solely on the Officers Certificate (as defined in such counsel's opinion) and upon any facts otherwise known to such counsel, any agreement or other instrument to which the Company is a party known to such counsel. The Common Stock Certificate complies in all material respects with the applicable requirements of the MGCL, the Company Charter and the Company Bylaws. Except as disclosed in the Prospectus and based solely on the Officers Certificate (as defined in such counsel's opinion) and upon any facts otherwise known to such counsel: (a) no shares of Common Stock are reserved for any purpose; (b) except for the OP Units, there are no outstanding securities convertible into or exchangeable for any shares of Common Stock; and (c) no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of Common Stock or any other securities of the Company.

                  (v) The Company has the full power and authority to authorize, issue and sell the Shares as contemplated by the Underwriting Agreement. The issuance of the Shares has been duly authorized and, when issued and delivered by the Company pursuant to the Resolutions (as defined in such opinion) and the Underwriting Agreement against payment of the consideration set forth therein, the Shares will be validly issued, fully paid and non-assessable and will conform, in all material respects, to the description thereof contained in the Prospectus. The issuance of the Shares by the Company is not subject to preemptive or other similar rights arising under the MGCL, the Company Charter or the Company Bylaws or, based solely on the Officers Certificate (as defined in such counsel's opinion) and upon any facts otherwise known to such counsel, any agreement or other instrument to which the Company is a party known to such counsel. The form of certificate used to evidence the Shares is in due and proper form and complies with all applicable statutory requirements under the laws of the State of Maryland and the Company Charter and the Company Bylaws.

                  (vi) The OP Units issued in connection with the Formation Transactions, including, without limitation, the OP Units to be issued to the Company, have been duly authorized and validly issued and are fully paid and non-assessable and are owned in the percentage amounts set forth in the Prospectus by the Company and by the entities or persons described in the Prospectus. The issuance of the OP Units by the Operating Partnership is not subject to preemptive or other similar rights arising under the Maryland Revised Uniform Limited Partnership Act or the Operating Partnership Agreement or, based solely on the Officers Certificate (as defined in such counsel's opinion) and upon any facts otherwise known to such counsel, any agreement or other instrument to which the Company is a party known to such counsel. The terms of the OP Units conform, in all material respects, to the description thereof contained in the Prospectus. Based solely on the Officers Certificate (as defined in such counsel's opinion) and upon any facts otherwise known to such counsel, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for limited partnership units of the Operating Partnership.

                  (vii) The execution, delivery and performance of the Underwriting Agreement, the Formation Transaction Agreements and the transactions contemplated thereby and the sale and issuance of the Shares do not conflict with or result in a breach or violation of, or constitute a default under, (a) any Maryland law, or any decree, rule or regulation of any Maryland governmental authority applicable to the Transaction Entities or (b) the Company Charter, the Company Bylaws, the Services Company Charter, the Services Company Bylaws or the Operating Partnership Agreement.

                  (viii) The execution and delivery of the Underwriting Agreement, the Management Agreements and the Formation Transaction Agreements have been duly authorized by all necessary corporate or limited partnership action, as applicable, of each Transaction Entity which is a party thereto. The Underwriting Agreement, the Management Agreements and the Formation Transaction Agreements have been executed and, so far as is known to us, delivered by each Transaction Entity which is a party thereto. The Operating Partnership Agreement constitutes the legal, valid and binding obligation of each Transaction Entity which is a party thereto, enforceable against each Transaction Entity which is a party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (ix) The information in the Prospectus under the captions "Risk Factors-Risks Related to Our Organization and Structure," "Policies with Respect to Certain Activities-Conflict of Interest Policies," "Policies with Respect to Certain Activities-Interested Director and Officer Transactions," "Description of Securities," "Material Provisions of Maryland Law and of Our Charter and Bylaws" and "Description of the Partnership Agreement of Maguire Properties, L.P.," as of the date of the Prospectus, insofar as such information relates to provisions of Maryland law or the Company's or the Operating Partnership's organizational documents, fairly summarizes such provisions of Maryland law or the Company's or the Operating Partnership's organizational documents, in all material respects.

                  (x) The execution, delivery and performance of the Underwriting Agreement, the Management Agreements and the Formation Transaction Agreements and the transactions contemplated thereby and the sale and issuance of the Shares do not require any consents, approvals, authorizations or orders to be obtained by any such Transaction Entities, or any registrations, declarations or filings to be made by such Transaction Entities, in each case, under any federal, Maryland statute, rule or regulation applicable to the Transaction Entities that have not been obtained or made;

         In rendering such opinions, such counsel may limit its opinions to the laws of the State of Maryland, and matters specifically governed thereby. In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

         (g) Opinion of Special Counsel of Company. The Representatives shall have received an opinion, dated such Closing Date, of Gibson, Dunn & Crutcher LLP, special environmental counsel of the Company, to the effect that the following sections of the Prospectus: "Risk Factors - Risks Related to Our Properties and Our Business - We could incur significant costs related to government regulation and private litigation over environmental matters," "Risk Factors - Risks Related to Our Properties and Business - Existing Conditions at some of our properties may expose us to liability related to environmental matters," "Risk Factors - Risks Related to Our Properties and Business - Potential environmental liabilities may exceed our environmental insurance coverage limits," "Business and Properties - Description of Existing Portfolio - Land Parcel (2nd paragraph only)," "Business and Properties - Description of Option Properties - Playa Vista - Water's Edge," "Business and Properties -Regulation - Environmental Matters" (the "Reviewed Portions"), insofar as those statements are descriptions of contracts, agreements or other legal documents or insofar as they describe federal environmental statutes, rules or regulations provide an accurate summary in all material respects of such contracts, agreements, documents, statutes, rules or regulations.

         In rendering such opinions, such counsel may limit its opinions to the federal laws of the United States of America and the laws of the State of California, and matters specifically governed thereby. In rendering such opinions, such counsel may also rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

In addition, such counsel shall state that such counsel assisted in the preparation of the Reviewed Portions of the Prospectus, have reviewed the Reviewed Documents (as such term is defined in such counsel's opinion), and have participated in certain telephone conversations with officers of the Company and the respective representatives of the Company and the Underwriters. However, such counsel shall not have participated in conferences at which the contents of the Registration Statement and the Prospectus and related matters were discussed with officers and other representatives of the Company, representatives of the Underwriters and representatives of the independent certified public accountants of the Company. Since such counsel shall not have undertaken to determine independently the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus, and because of the limitations inherent in the examination made by such counsel and knowledge available to it and the nature and extent of such counsel's review of the Reviewed Documents, such counsel is unable to assume, explicitly or implicitly, and does not assume, any responsibility for the accuracy, completeness or fairness of such statements, and such counsel can give no assurance that such examination, knowledge and review of the Reviewed Documents would necessarily reveal matters of significance with respect to the items discussed in the remainder of this paragraph. However, based solely upon such counsel's review of the Reviewed Documents and information revealed to such counsel as a result of such counsel's participation in the preparation of the Reviewed Portions of the Prospectus, no facts have come to such counsel's attention that cause such counsel to believe that the statements contained in the Reviewed Portions of the Prospectus as of its date, or at the First Closing Date (except with respect to any financial statements and related notes and schedules and other financial data derived therefrom included therein or omitted therefrom, as to which such counsel makes no comment), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (h) On any Closing Date other than the First Closing Date, the Representatives shall have received from Clifford Chance US LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Clifford Chance US LLP may rely as to the organization or incorporation of the Transaction Entities and all other matters governed by Maryland law upon the opinion of Venable, referred to above.

         (i) Each Transaction Entity shall have furnished the Representatives a certificate, dated such Closing Date, of its, or its general partner's or managing member's chief executive officer(s) and the chief financial officer in which such officers, to the best of their knowledge after reasonable investigation, shall state that: (i) the representations and warranties of the Transaction Entities in this Agreement are true and correct;
(ii) the Transaction Entities have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date; (iii) no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and (iv) the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter.

         (j) The Representatives shall have received a letter, dated such Closing Date, of KPMG LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

         (k) On or prior to the date of this Agreement, the Representatives shall have received lockup letters from each of the executive officers and directors of the Company.

         (l) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (m) At the Closing Date, the Offered Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

         (n) On the Closing Date, counsel for the Underwriters shall have been furnished with such other documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Offered Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Transaction Entities in connection with the issuance and sale of the Offered Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

         (o) LandAmerica shall be prepared and irrevocably committed to issue its ALTA Owner's Extended Coverage Policy for each of the Properties in the form of the pro formas attached hereto as Exhibit I with all endorsements attached, dated as of the Closing Date.

         (p) First American Title Insurance Company shall be prepared and irrevocably committed to issue its Eagle 9 UCC Insurance Policy for Buyers for each of the Property Partnerships in the form of the pro formas attached hereto as Exhibit J with all endorsements attached, dated as of the Closing Date.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

         The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. CSFB and Citigroup may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

7.       Indemnification and Contribution.

         (a) The Transaction Entities, jointly and severally, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees and agents and each person, if any, who controls such Underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which any of them may become subject under the Act, the Exchange Act or other Federal state statutory law or regulation or at common law, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each indemnified party for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability, action or expense as such expenses are incurred; provided, however, that the Transaction Entities will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below; provided further that with respect to any untrue statement or omission of material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 7(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Offered Securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstances where it shall have been determined by a court of competent jurisdiction by final and non-appealable judgment that
(w) the Company had previously furnished copies of the Prospectus to the Representatives, (x) delivery of the Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus.

         (b) Each Underwriter severally and not jointly will indemnify and hold harmless each Transaction Entity, each of its directors and officers who signs the Registration Statement and each person, if any who controls the Company within the meaning of the Act or the Exchange Act, against any losses, claims, damages, liabilities or expenses to which any of them may become subject, under the Act to which they may become subject under the Act, the Exchange Act or other Federal state statutory law or regulation or at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by each indemnified party in connection with investigating or defending any such loss, claim, damage, liability, action or expense as such expenses are incurred, it being understood and agreed that the only such information furnished on behalf of each Underwriter consists of the following information: the list of Underwriters and their respective participation in the sale of the Offered Securities, the concession and reallowance sentences and the paragraph related to stabilization, syndicate covering transactions and penalty bids appearing under the caption "Underwriting" in the Prospectus.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify, in writing, the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 7(a) hereof in respect to such action or proceeding, then, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the indemnified parties. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

         (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above for any reason, then each indemnifying party (with respect to the Transaction Entities, jointly and severally) shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and one or more of the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Transaction Entities bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Offered Securities) shall be required to contribute any amount in excess of the underwriting discount commission applicable to the Offered Securities purchased by such Underwriter hereunder No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Transaction Entities and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or another method of allocation with does not take account of the equitable considerations referred to above.

         (e) The obligations of the Transaction Entities under this Section shall be in addition to any liability which the Transaction Entities may otherwise have and shall extend, upon the same terms and conditions, to each partner, member, director, officer, employee or agent of any Underwriter and any person, if any, who controls any Underwriter or the QIU (as hereinafter defined) within the meaning of the Act or the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Transaction Entities, to each officer of the Transaction Entities who has signed a Registration Statement and to each person, if any, who controls the Transaction Entities within the meaning of the Act.

8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSFB and Citigroup may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFB and Citigroup and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing

Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

9. Qualified Independent Underwriter. The Transaction Entities hereby confirm that at their request Raymond James & Associates, Inc. has acted as "qualified independent underwriter" (in such capacity, the "QIU") within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. in connection with the offering of the Offered Securities. The Transaction Entities, jointly and severally, will indemnify and hold harmless the QIU, its directors, officers, employees and agents and each person who controls the QIU within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the QIU's acting (or alleged failing to act) as such "qualified independent underwriter" and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Transaction Entities or its respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Transaction Entities or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Transaction Entities and the Underwriters pursuant to Section 7 and the obligations of the Transaction Entities pursuant to Section 9 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group and c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY, 10013,
Attention: Transaction Structuring Group with a copy to Clifford Chance US LLP,
Attention: Larry P. Medvinsky or, if sent to the Transaction Entity, will be mailed, delivered or telegraphed and confirmed to the Company, Attention:
General Counsel with a copy to Latham & Watkins LLP, Attention: Julian T.H. Kleindorfer; provided, however, that any notice to an Underwriter pursuant to
Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

13. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly or by CSFB and Citigroup will be binding upon all the Underwriters.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and die several Underwriters in accordance with its terms.

                                    Very truly yours,

                                    MAGUIRE PROPERTIES, INC.

                                    By: /s/ Richard I. Gilchrist
                                        --------------------------------
                                        Richard I. Gilchrist
                                        President and
                                        Co-Chief Executive Officer

                                    MAGUIRE PROPERTIES, L.P.

                                    By: Maguire Properties, Inc.
                                        its general partner

                                        By: /s/ Richard I. Gilchrist
                                            -----------------------------
                                            Richard I. Gilchrist
                                            President and
                                            Co-Chief Executive Officer

                                    MAGUIRE PROPERTIES SERVICES, INC.

                                    By: /s/ Richard I. Gilchrist
                                        --------------------------------
                                        Richard I. Gilchrist
                                        President

                                    The foregoing Underwriting Agreement is
                                    hereby confirmed and accepted as of the date first above written.

                                    CREDIT SUISSE FIRST BOSTON LLC

                                    By: /s/ Steven L. Kantor
                                        ---------------------------------
                                        Name: Steven L. Kantor
                                        Title: Managing Director

                                    CITIGROUP GLOBAL MARKETS INC.

                                    By: /s/ [ILLEGIBLE]
                                        ---------------------------------
                                        Name:  [ILLEGIBLE]
                                        Title: Managing Director

                                    Acting on behalf of themselves and as the Representatives of the several Underwriters

                                   SCHEDULE A

                                                                     NUMBER OF
UNDERWRITER                                                       FIRM SECURITIES
-----------                                                       ---------------
Credit Suisse First Boston LLC.................................     11,272,463
Citigroup Global Markets Inc...................................     11,272,463
Deutsche Bank Securities Inc...................................      4,508,984
Bane of America Securities LLC.................................      1,734,225
UBS Securities LLC.............................................      1,734,225
Wachovia Securities, LLC.......................................      1,734,225
Legg Mason Wood Walker, Incorporated...........................      1,040,535
A.G. Edwards & Sons, Inc.......................................        693,690
Raymond James & Associates, Inc................................        693,690
Advest, Inc....................................................        102,125
BB&T Capital Markets, a Division of Scott & Stringfellow, Inc..        102,125
M.R. Beal & Company............................................        102,125
C.L. King & Associates, Inc....................................        102,125
Chatsworth Securities LLC......................................        102,125
Crowell, Weedon & Co...........................................        102,125
Fahnestock & Co. Inc...........................................        102,125
Friedman, Billings, Ramsey & Co., Inc..........................        200,000
Invemed Associates LLC.........................................        200,000
Janney Montgomery Scott LLC....................................        102,125
McDonald Investments Inc., A KeyCorp Company...................        102,125
Muriel Siebert & Co., Inc......................................        102,125
RBC Dain Rauscher Inc..........................................        200,000
Sanders Morris Harris..........................................        102,125
Wedbush Morgan Securities Inc..................................        102,125
                                                                    ----------
TOTAL..........................................................     36,510,000
                                                                    ==========

                                   SCHEDULE B

                             MATERIAL SUBSIDIARIES

                                                        Jurisdiction of Formation /
                Name                                          Incorporation
                ----                                          -------------
Library Square Associates, LLC                                  Delaware

Maguire Properties-555 W. Fifth, LLC                            Delaware

Maguire Properties-808 S. Olive, LLC                            Delaware

North Tower, LLC                                                Delaware

Maguire Partners-355 S. Grand, LLC                              Delaware

Maguire Partners-611 N. Brand, LLC                              Delaware

Maguire Partners-Glendale II, LLC                               Delaware

Maguire/Cerritos I, LLC                                         Delaware

Maguire Partners - Plaza Las Fuentes, LLC                       Delaware

                                   SCHEDULE C

          Direct and indirect subsidiaries of Maguire Properties, Inc.

                                                          Jurisdiction of Formation /
                  Name                                          Incorporation
                  ----                                          -------------
Maguire Properties, L.P.                                          Maryland

Maguire Properties Services, Inc.                                 Maryland

Maguire Properties-Solana Services, L.P.                          Texas

MP-Solana Services GP, LLC                                        California

MP-Solana Services LP, LLC                                        California

New BHE, LLC                                                      Delaware

Bunker Hill Junior Mezzanine, LLC                                 Delaware

Bunker Hill Senior Mezzanine, LLC                                 Delaware

Library Square Associates, LLC                                    Delaware

Maguire Properties-555 W. Fifth Mezzanine, LLC                    Delaware

Maguire Properties-555 W. Fifth, LLC                              Delaware

Maguire Properties-808 S. Olive Mezzanine, LLC                    Delaware

Maguire Properties-808 S. Olive, LLC                              Delaware

North Tower Manager, LLC                                          Delaware

North Tower Member, LLC                                           Delaware

North Tower, LLC                                                  Delaware

MP-355 S. Grand Mezzanine, LLC                                    Delaware

Maguire Partners-355 S. Grand, LLC                                Delaware

Maguire Partners-Glendale, LLC                                    California

Maguire Partners-Glendale Center, LLC                             California

Maguire Partners-611 N. Brand, LLC                                Delaware

Maguire Partners-Glendale II, LLC                                 Delaware

Maguire/Cerritos I, LLC                                           Delaware

Maguire Partners - Plaza Las Fuentes, LLC                         Delaware

                                   SCHEDULE D

     CONTRACTS, AGREEMENTS OR UNDERSTANDINGS IN CONNECTION WITH THE OFFERING

1. Deutsche Bank AG New York Branch - letter with Deutsche Bank AG New York Branch entered into in connection with the refinancing of the KPMG Tower.

2. Secured Capital Corp.--the refinancing of the US Bank Tower, Wells Fargo Tower, AT&T Wireless and Gas Company Tower.

3. Jeffrey E. Friedman - pursuant to the employment agreement with Jeffrey E. Friedman, he has compensation based on the success of the Public Offering.

4. Realty Capital International Inc. - pursuant to letter agreement dated June 3, 2002.

5. Jones Lang LaSalle - letter of intent between BankAmerica Realty Services, Inc. ("BARSI"), and Maguire Partners--Glendale, LLC in connection with the purchase of BARSI's interest membership interests dated May 12, 2003.

6. Engagement letter dated February 19, 2002 among Maguire Partners Development Ltd. and its affiliates and successors, Credit Suisse First Boston Corporation and Salomon Smith Barney Inc., and all amendments thereto.

                                   SCHEDULE E

                              MANAGEMENT AGREEMENTS

1. Management and Leasing Agreement between Maguire Properties, L.P. and certain included and option and excluded properties.

2. Management and Leasing Agreement (Solana) between Maguire Properties-Solana Services, L.P. and Maguire Partners Solana Limited Partnership.

3. Management and Leasing Agreement (Solana Land) between Maguire Properties-Solana Services, L.P. and Maguire Partners-Solana Land, L.P.

4. Services Agreement by and between Maguire Properties, L.P. and Maguire Partners--740 Olive Street, L.P.

5. Right of First Offer between Maguire Properties, L.P., Maguire Partners-Solana Limited Partnership and Maguire Partners-Solana Land, L.P.

6. Services Agreement by and between Maguire Properties, L.P. and Maguire Partners Solana, L.P.

7. Services Agreement by and between Maguire Properties, L.P. and Maguire Thomas Partners-17th & Grand Ltd.

8. Services Agreement between Maguire Properties LP and Maguire Partners Development Ltd.

                                   SCHEDULE F

                            PRELIMINARY TITLE REPORTS

1. US Bank Tower - Amended and Updated Preliminary Report Amendment No. 1 issued by Commonwealth Land Title Insurance Company, Order No. 1108727-27, dated March 6, 2003, as supplemented by that certain Supplemental Report dated March 18, 2003 and that certain Supplemental Report dated May 9, 2003.

2. Gas Company Tower - Updated and Amended Preliminary Report Amendment No. 1 issued by Commonwealth Land Title Insurance Company, Order No. 1108728-27, dated February 14, 2003, as supplemented by that certain Supplemental Report dated May 8, 2003.

3. 808 South Olive - Updated and Amended Preliminary Report Amendment No. 1 issued by Commonwealth Land Title Insurance Company, Order No: 1204647-27, dated February 14, 2003, as supplemented by that certain Supplemental Report dated May 5, 2003.

4. Wells Fargo Tower (North Tower) - Updated Preliminary Report issued by Commonwealth Land Title Insurance Company, Order No. 1105646-20, dated August 14, 2002, as supplemented by that certain Supplemental Report dated May 6, 2003.

5. KPMG Tower (South Tower) - Interim Binder Form A issued by Commonwealth Land Title Insurance Company, Order No. 1105647-20, dated September 16, 2002, as supplemented by that certain Supplemental Report dated May 6, 2003.

6. Plaza Las Fuentes - Amended and Updated Preliminary Report issued by Commonwealth Land Title Insurance Company, Order No. 1108729-27, dated March 6, 2003, as supplemented by that certain Supplemental Report dated May 8, 2003.

7. Glendale Center I - Updated Preliminary Report issued by Commonwealth Land Title Insurance Company, Order No. 1105648-20, dated December 2, 2002, as supplemented by that certain Supplemental Report dated May 6, 2003.

8. Glendale Center II - Updated Preliminary Report issued by Commonwealth Land Title Insurance Company, Order No. 1203958-20, dated December 2, 2002, as supplemented by that certain Supplemental Report dated May 5, 2003.

9. Cerritos - Amended Preliminary Report issued by Commonwealth Land Title Insurance Company, Order No. 5008606-20, dated May 19, 2003.

                                   SCHEDULE G

                             ENVIRONMENTAL REPORTS

1. Draft Phase I Environmental Site Assessment Update, Library Tower, 633 West 5th Street and 524 Flower Street, Los Angeles, CA 90071, prepared by Certified Environments Inc. ("CEI"), 3/7/03

2. Phase I Environmental Site Assessment Update, Library Tower and Westlawn Parking Garage, 633 West 5th Street, Los Angeles, CA 90071, prepared by CEI, 3/25/02

3. Phase I Environmental Assessment, Library Tower, 633 West 5th Street, Los Angeles, CA 90071, prepared by CEI, 7/28/00

4. Phase I Environmental Assessment, Library Tower, 633 West 5th Street, Los Angeles, Los Angeles County, California, prepared by Eckland Consultants Inc., 9/29/97

5. Phase I Environmental Site Assessment Update, Gas Company Tower, 555 West Fifth Street, Los Angeles, CA 90013, prepared by CEI, 3/12/03

6. Phase I Environmental Site Assessment Update, Gas Company Tower, 555 West Fifth Street, Los Angeles, CA 90013, prepared by CEI, 8/1/02

7. Phase I Environmental Site Assessment, Gas Company Tower, 555 West Fifth Street, Los Angeles, CA 90013, prepared by CEI, 10/26/00

8. Phase I Environmental Site Assessment, The Gas Company Tower and the 808 Olive Street Garage, 808 Olive Street, Los Angeles, Los Angeles County, California 90014, prepared by EMG, 3/22/00

9. Draft Phase I Environmental Site Assessment Update, Wells Fargo Tower (North Tower), 333 South Grand Avenue and 330 South Hope Street, Los Angeles, CA 90071, prepared by CEI, 5/23/03

10. Phase I Environmental Site Assessment, Wells Fargo Tower (North Tower), 333 South Grand Avenue, 330 South Hope Street, Los Angeles, CA 90071, prepared by CEI, 9/11/02

11. Phase I Environmental Assessment, Wells Fargo Tower, 333 South Grand Avenue, Los Angeles, Los Angeles County, California, prepared by Eckland Consultants, Inc., 2/7/97

12. Phase I Environmental Site Assessment, KPMG Tower, (South Tower), 355 South Grand Avenue, Los Angeles, CA, 90071, prepared by CEI, 4/18/02

13. Phase I Environmental Site Assessment Update, Glendale Center, 611 North Brand Boulevard, Glendale, CA 91230, prepared by CEI, 8/1/02

14. Phase I Environmental Site Assessment, Glendale Center, 611 North Brand Boulevard, Glendale, CA 91230, prepared by CEI, 12/18/00

15. Environmental Database Review, Plaza Las Fuentes, 99, 111, 135, and 191 North Los Robles Avenue, Pasadena, CA 91101, prepared by CEI, 6/3/03

16. Phase I Environmental Site Assessment Update, Plaza Las Fuentes, 99, 111, 135, and 191 North Los Robles Avenue, Pasadena, CA 91101, prepared by CEI 8/1/02

17. Phase I Environmental Site Assessment, Plaza Las Fuentes, 99, 111, 135, and 191 North Los Robles Avenue, Pasadena, CA 91101, prepared by CEI, 7/28/00

18. Phase I Environmental Site Assessment, Plaza Las Fuentes, 111, 135, and 191 North Los Robles Avenue, Pasadena, Los Angeles County, California, prepared by Eckland Consultants Inc., 6/23/99

19. Phase I Environmental Site Assessment, AT&T Headquarters, 12900 Park Plaza Drive & 12911 183rd Street, Cerritos, CA 90703, prepared by CEI, 5/27/03

20. Phase I Environmental Site Assessment, Vacant Parcel, Cerritos, California, Job No. 38512- 001-042, prepared by Dames & Moore, 1/15/98

21. Draft Phase I Environmental Site Assessment Update, South Olive Street Parking Garage, 808 South Olive Street, and 815 South Hill Street, Los Angeles, CA, prepared by CEI, 5/27/03

22. Phase I Environmental Site Assessment Update, South Olive Street Parking Garage, 808 South Olive Street, Los Angeles, CA 90014, prepared by CEI, 8/1/02

23. Phase I Environmental Site Assessment, South Olive Street Parking Garage, 808 South Olive Street, Los Angeles, CA 90014, prepared by CEI, 10/26/00

24. Phase I Environmental Site Assessment, X-2 Parking Garage, 235 South Hill Street, Los Angeles, CA, 90071, prepared by CEI, 4/17/02

25. Closure Report, Underground Storage Tank Removal Activities, Cerritos Corporate Center - Phase II, 183rd Street and Town Center Drive, Cerritos, California 90703, prepared by URS Corporation, 7/19/01

26. Underground Tank Closure Report, Wells Fargo Center Facility, 355 South Grand Avenue, Los Angeles, California, prepared by Ami Adini & Associates, Inc., 8/19/99

                                   SCHEDULE H

                                     LEASES

1) Sempra Energy

2) Southern California Gas Company

3) Wells Fargo Bank

                                 OTHER DOCUMENTS

1) Deed of Trust Note dated December 12, 2000 between Credit Suisse First Boston Mortgage Capital LLC and Maguire Partners - 611 N. Brand LLC in the original principal amount of $37,000,000.

2) Pledge Agreement dated June 27, 2003 between Robert F. Maguire III, his affiliates and Maguire Properties, L.P., a Maryland limited partnership.

                                   SCHEDULE I

                  PRO FORMAS OF ALTA OWNER'S EXTENDED COVERAGE

                                   SCHEDULE J

             PRO FORMAS OF EAGLE 9 UCC INSURANCE POLICY FOR BUYERS